                         SIDLEY AUSTIN BROWN & WOOD LLP


 BEIJING                         BANK ONE PLAZA                    LOS ANGELES
                             10 S. DEARBORN STREET
 BRUSSELS                   CHICAGO, ILLINOIS 60603                 NEW YORK
                            TELEPHONE 312 853 7000
 CHICAGO                    FACSIMILE 312 853 7036               SAN FRANCISCO
                                 www.sidley.com
  DALLAS                                                            SHANGHAI
                                  FOUNDED 1866
  GENEVA                                                            SINGAPORE

HONG KONG                                                             TOKYO

  LONDON                                                        WASHINGTON, D.C.





                                                                       Exhibit 5


                                  May 26, 2004


AptarGroup, Inc.
475 West Terra Cotta Avenue, Suite E
Crystal Lake, Illinois 60014


                  Re:      AptarGroup, Inc.
                           Registration on Form S-8

Ladies and Gentlemen:

                  We refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by AptarGroup, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 2,580,000 shares of Common Stock, par value $.01 per share (the "Shares"), of the Company, together with 2,580,000 Preferred Stock Purchase Rights (the "Rights") associated therewith, to be issued under the Company's 2004 Stock Awards Plan and 2004 Director Stock Option Plan (collectively, the "Plans"). The terms of the Rights are set forth in the Rights Agreement dated as of April 7, 2003 (the "Rights Agreement") between the Company and National City Bank, as Rights Agent.

                  We are familiar with the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated By-laws of the Company and the resolutions of the Board of Directors of the Company relating to the Plans and the Registration Statement, the Plans and the Registration Statement.

                  In this connection, we have examined such records, documents and questions of law, and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.


   SIDLEY AUSTIN BROWN & WOOD LLP IS AN ILLINOIS LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS

SIDLEY AUSTIN BROWN & WOOD LLP                                           CHICAGO

AptarGroup, Inc.
May 26, 2004
Page 2


                  Based upon the foregoing, we are of the opinion that:

                  1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

                  2. The Shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance of the Shares as contemplated by the Registration Statement and the relevant Plan; and (iii) certificates representing such Shares shall have been duly executed, countersigned and registered and duly delivered against receipt by the Company of the consideration (not less than the par value thereof), if any, provided in the applicable Plan.

                  3. The Rights associated with the Shares referred to in paragraph 2 will be legally issued when (i) such Rights have been duly issued in accordance with the terms of the Rights Agreement; and (ii) certificates representing such Shares shall have been duly executed, countersigned and registered and duly delivered against receipt by the Company of the consideration (not less than the par value thereof), if any, provided in the applicable Plan.

                  We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the issuance and sale of the Shares or the associated Rights.

                  This opinion letter is limited to the General Corporation Law of the State of Delaware.

                  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons from whom consent is required by Section 7 of the Act or the related rules promulgated by the Commission.



                                Very truly yours,



                                /s/ Sidley Austin Brown & Wood LLP